EXHIBIT 99.1

Signal Announces Results of Special Meeting

Carlsbad, CA February 10, 2017 – Signal Genetics, Inc. (Signal) (Nasdaq: SGNL) announced today that, based upon the final vote count certified by the independent inspector of elections for the special meeting of stockholders held February 10, 2017, its stockholders approved all of the merger-related proposals, including: (i) the issuance of common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 31, 2016, by and among Signal, Signal Merger Sub, Inc. and Miragen Therapeutics, Inc. (Miragen), (ii) the change in control of Signal resulting from the merger, (iii) the conversion of the unsecured demand promissory note issued by Signal to Bennett LeBow into shares of common stock, (iv) adopting the Signal 2016 Equity Incentive Plan, (v) adopting the Signal 2016 Employee Stock Purchase Plan, (vi) changing the name of Signal from “Signal Genetics, Inc.” to “Miragen Therapeutics, Inc.,” (vii) a reverse stock split within a range of every one to 15 shares (or any number in between) of outstanding Signal common stock to be combined and reclassified into one new share, (viii) increasing the number of authorized shares of Signal common stock from 50,000,000 shares to 100,000,000 shares, (ix) the sale of all of Signal’s intellectual property assets related to its MyPRS test to Quest Diagnostics Investments LLC and (x) eliminating the ability of Signal’s stockholders to act by written consent. The closing of the merger and the other approved actions are expected to occur on February 13, 2017. The consolidated common shares for the combined company are expected to commence trading on The NASDAQ Capital Market under the symbol “MGEN” on February 14, 2017.

“We are very pleased with the affirmative vote at today’s special meeting of stockholders concerning our merger with Miragen and we now look forward to closing this transaction,” stated Samuel Riccitelli, Signal’s President and Chief Executive Officer.

Immediately prior to the closing of the merger, Miragen is expected to receive gross proceeds of $40.7 million in investment from a combination of certain current and new investors in Miragen. Upon the closing, each holder of Miragen common stock will receive approximately 0.7031 shares of Signal common stock, and upon the closing of the merger, the combined company will have approximately 21.3 million shares outstanding. The Miragen financing proceeds, together with (i) approximately $20.0 million in available, pre-merger cash on Miragen’s balance sheet and (ii) approximately $0.95 million to be received from the sale of the MyPRS assets, is expect to result in approximately $61.65 million in cash available for the combined businesses, before the payment of transaction and other fees.

Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning the structure, timing and completion of our proposed merger with Miragen, and Miragen’s future operations, financial position and revenue. Signal and/or Miragen may not actually achieve the proposed merger or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Signal’s and Miragen’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the ability to consummate the proposed merger through the process being conducted by Signal and Miragen. Risks and uncertainties facing Signal are described more fully in Signal’s periodic reports and the Form S-4 registration statement filed with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Signal undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

CONTACTS

Signal Genetics, Inc.

Tamara Seymour

Email: investorrelations@signalgenetics.com